EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS
-Net Income of $39.4 million for the fourth quarter, $211.8 million for the full year
-Adjusted EBITDA1 of $126.6 million for the fourth quarter, $599.7 million for the full year
-Comparable system-wide RevPAR grows 0.9% for the fourth quarter, 2.0% for the full year

CHARLOTTE, N.C. - February 27, 2019 (GlobeNewswire) - Extended Stay America, Inc. and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the “Company”) today announced consolidated results for the three and twelve months ended December 31, 2018.
Fourth Quarter 2018 Highlights

•	Net Income of $39.4 million

•	Total revenues of $289.7 million

•	Comparable system-wide Revenue Per Available Room (“RevPAR”) grew 0.9% to $47.38

•	Adjusted EBITDA of $126.6 million

•	Adjusted Funds From Operations ("Adjusted FFO")[1] of $0.41 per diluted Paired Share, an increase of 3.0%

•	Adjusted Paired Share Income[1] of $0.21 per diluted Paired Share, an increase of 9.2%
Full Year 2018 Highlights

•	Net Income of $211.8 million

•	Total revenues of $1,275.1 million

•	Comparable system-wide RevPAR grew 2.0% to $51.09

•	Adjusted EBITDA of $599.7 million

•	Adjusted FFO of $2.02 per diluted Paired Share, an increase of 9.4%

•	Adjusted Paired Share Income of $1.14 per diluted Paired Share, an increase of 14.4%

Extended Stay America’s President and Chief Executive Officer, Jonathan Halkyard, commented, “We are pleased with the strong progress we made in 2018, including achieving solid financial results, growing our pipeline to nearly 60 hotels, growing RevPAR primarily from our core extended stay guest, refranchising over 70 hotels and further de-levering the balance sheet.”
Mr. Halkyard continued, “Looking to 2019, on the backdrop of an expected stable macro environment, we plan to make significant progress on our growth strategy while evaluating options to enhance shareholder value.

Financial and Operating Results
Total revenues for the three months ended December 31, 2018 were $289.7 million, a decrease of 4.2% over the same period in the prior year due to asset dispositions. Total room and other hotel revenues on a comparable Company-owned basis increased 0.9%
1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

for the quarter. Total revenues for the full year 2018 were $1,275.1 million, a decrease of 0.6% compared to 2017 due to asset dispositions. Total room and other hotel revenues on a comparable Company-owned basis increased 2.1% for the full year 2018 compared to the same period in 2017.

Comparable system-wide RevPAR for the three months ended December 31, 2018 grew 0.9% over the same period in 2017 to $47.38, driven by a 310 basis point increase in occupancy to 72.9%, partially offset by a decline in average daily rate (“ADR”) of 3.4%. Comparable Company-owned RevPAR increased 0.7% during the fourth quarter to $48.97. Total Company-owned RevPAR increased 3.9% during the quarter, reflecting the sales of non-core hotels and the increase in comparable Company-owned RevPAR. Comparable system-wide RevPAR for the full year 2018 grew 2.0% over 2017.

Hotel Operating Margin1 for the three months ended December 31, 2018 was 51.1% compared to 53.0% in the same period in 2017. The decline in Hotel Operating Margin was driven primarily by an increase in payroll, reservation, marketing and maintenance expenses. Hotel Operating Margin for the full year 2018 was 54.0% compared to 55.0% in 2017.

Net income for the three months ended December 31, 2018 was $39.4 million compared to $40.2 million in the same period in 2017, a decrease of 1.9%. The decline in net income was due to cycling an $11.9 million gain on asset dispositions in the same period in 2017 and a decline in Hotel Operating Margin, partially offset by lower interest expense, lower depreciation expense and a reduction in effective tax rate. Net income for the full year 2018 was $211.8 million compared to $172.2 million in 2017, an increase of 23.0%.

Adjusted EBITDA for the three months ended December 31, 2018 was $126.6 million, a decline of 9.7% compared to the same period in 2017. The decline in Adjusted EBITDA was due primarily to asset dispositions in 2017 and 2018 resulting in lost contribution of $8.7 million as well as an increase in comparable hotel operating expenses. Adjusted EBITDA excludes non-cash equity-based compensation expense of $1.7 million and a $0.9 million gain on asset dispositions. Adjusted EBITDA for the full year 2018 was $599.7 million, a decline of 3.7% compared to 2017, primarily due to asset dispositions in 2017 and 2018 resulting in lost contribution of approximately $22.0 million in 2018 compared to 2017.

Adjusted FFO for the three months ended December 31, 2018 was $77.8 million compared to $77.1 million in the same period in 2017. The increase in Adjusted FFO was primarily due to a lower effective tax rate. Adjusted FFO per diluted Paired Share was $0.41 compared to $0.40 in the same period in 2017, an increase of 3.0%. Adjusted FFO for the full year 2018 was $382.8 million compared to $357.1 million in 2017. Adjusted FFO per diluted Paired Share for the full year 2018 was $2.02 compared to $1.84 in 2017, an increase of 9.4%. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc..

Adjusted Paired Share Income for the three months ended December 31, 2018 was $38.6 million, or $0.21 per diluted Paired Share, compared to $36.2 million, or $0.19 per diluted Paired Share, in the same period in 2017, an increase of 9.2% per diluted Paired Share. The increase in Adjusted Paired Share Income per diluted Paired Share was due to a lower effective tax rate, lower depreciation expense and a reduction in share count as a result of Paired Share repurchases. Adjusted Paired Share Income for the full year 2018 was $216.4 million, or $1.14 per diluted Paired Share, compared to $192.9 million, or $1.00 per diluted Paired Share, in 2017, an increase of 14.4% per diluted Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures
The Company invested $61.7 million in capital expenditures during the fourth quarter of 2018. For the full year 2018, the Company invested $209.3 million in capital expenditures, including $47.8 million on new hotel builds and conversions and $11.9 million on renovations.

Asset Dispositions and Acquisitions
As previously announced, the Company completed the sale of one portfolio totaling 14 hotels during the fourth quarter for gross proceeds of $37.7 million, including prepaid franchise application and development fees. The portfolio sale comes with franchise agreements on all of the hotels sold and with agreements to develop or convert an additional seven Extended Stay America hotels. For the full year 2018, the Company completed the sale of 72 hotels for gross proceeds of approximately $322.0 million, of which 71 are expected to remain in the system under long-term franchise or management agreements.

Hotel and Development Pipeline
As of December 31, 2018, the Company had a pipeline of 57 hotels representing approximately 7,000 rooms.

Company Owned Pipeline & Recently Opened Hotels as of December 31, 2018
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
4	496	7	892	4	504	15	1,892	2	222

Third Party Pipeline & Recently Opened Hotels as of December 31, 2018
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
35	4,340	1	67	6	673	42	5,080	0	0

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitted and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build hotel(s) by a third party
Applications	Third party filed franchise application with deposit
Executed	Franchise application approved, various stages of pre-development and/or under construction

Distribution and Share Repurchases
On February 27, 2019, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.22 per Paired Share for the fourth quarter of 2018. The distributions are payable on March 28, 2019 to shareholders of record as of March 14, 2019.

During the fourth quarter of 2018, the Company repurchased 0.3 million Paired Shares for an aggregate purchase price of $5.7 million. For the full year 2018, the Company repurchased 4.3 million Paired Shares for an aggregate purchase price of $85.3 million. As of February 27, 2019, the Company had approximately $112.7 million in share repurchase authorization remaining.

2019 Outlook
The Company’s initial outlook for 2019 is as follows:

Full Year 2019	Outlook
in millions, except % and # of hotels	Low	High

# of hotels owned on 12/31/19	554
Total Revenues	$1,230	$1,250
Comparable system-wide RevPAR % Δ 1	0.0%	2.0%
Net income	$188	$212
Adjusted Paired Share Income/Paired Share	$1.02	$1.14
Adjusted EBITDA[2]	$560	$580
Depreciation and amortization	$187	$193
Net interest expense	$126	$126
Effective tax rate	16.0%	17.0%
Capital expenditures	$310	$360
Expected capital returns	$220	$270

1 Approximately 200 basis point negative impact from hurricane affected markets and net renovation displacement.
2 Lost contribution of approximately $21 million related to 72 hotel dispositions in 2018.

Webcast and Conference Call Details
The Company will host a conference call on Thursday, February 28, 2019 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website. Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until March 7, 2019, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13687804.

Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S.

GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, financial results, liquidity and capital resources, capital expenditures and other non-historical statements, including the statements in the “Outlook” section of this release. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2019 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 627 hotels, with approximately twice as many rooms as its nearest competitor. ESA’s subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 554 hotels and approximately 61,500 rooms in the U.S. ESA also manages or franchises an additional 73 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
investorrelations@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands, except per share data)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2018	2017	% Variance		2018	2017	% Variance
(Unaudited)				(Audited)
			REVENUES:
$279,236	$297,363	(6.1)%	Room revenues	$1,237,311	$1,260,868	(1.9)%
5,161	5,142	0.4%	Other hotel revenues	21,871	21,857	0.1%
1,171	—	n/a	Franchise and management fees	3,310	—	n/a
285,568	302,505	(5.6)%		1,262,492	1,282,725	(1.6)%

4,148	—	n/a	Other revenues from franchised and managed properties	12,567	—	n/a

289,716	302,505	(4.2)%	Total revenues	1,275,059	1,282,725	(0.6)%

			OPERATING EXPENSES:
140,004	142,819	(2.0)%	Hotel operating expenses	583,029	585,545	(0.4)%
21,384	19,092	12.0%	General and administrative expenses	91,094	94,652	(3.8)%
49,677	56,427	(12.0)%	Depreciation and amortization	209,329	229,216	(8.7)%
—	4,812	n/a	Impairment of long-lived assets	43,600	25,169	73.2%

211,065	223,150	(5.4)%		927,052	934,582	(0.8)%

4,456	—	n/a	Other expenses from franchised and managed properties	13,217	—	n/a

215,521	223,150	(3.4)%	Total operating expenses	940,269	934,582	0.6%

879	11,870	(92.6)%	GAIN ON SALE OF HOTEL PROPERTIES	42,478	9,973	325.9%

168	559	(69.9)%	OTHER INCOME	669	2,959	(77.4)%

75,242	91,784	(18.0)%	INCOME FROM OPERATIONS	377,937	361,075	4.7%

(813)	27	(3,111.1)%	OTHER NON-OPERATING (INCOME) EXPENSE	(765)	(399)	91.7%

29,798	32,814	(9.2)%	INTEREST EXPENSE, NET	124,870	129,772	(3.8)%

46,257	58,943	(21.5)%	INCOME BEFORE INCOME TAX EXPENSE	253,832	231,702	9.6%

6,858	18,793	(63.5)%	INCOME TAX EXPENSE	42,076	59,514	(29.3)%

39,399	40,150	(1.9)%	NET INCOME	211,756	172,188	23.0%

(78,345)	(90,055)	(13.0)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(98,892)	(93,341)	5.9%

$(38,946)	$(49,905)	(22.0)%	NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS	$112,864	$78,847	43.1%

$(0.21)	$(0.26)		NET (LOSS) INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.59	$0.41

188,272	192,301		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	189,821	193,670

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 43% of ESH REIT's common equity as of December 31, 2018 and 2017.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017
			(In thousands)
			(Audited)

				December 31,
				2018	2017
			Cash and cash equivalents	$287,458	$113,343
			Restricted cash	$15,878	$37,631
			Total assets	$3,924,210	$4,076,005
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,402,637	$2,541,901
			Total equity	$1,310,639	$1,345,847

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $41.1 million and $49.0 million as of December 31, 2018 and 2017, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS

COMPARABLE SYSTEM-WIDE OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited)

Three Months Ended						Twelve Months Ended
December 31,						December 31,
2018		2017		Variance		2018		2017		Variance
625	(1)	625	(1)	—	Number of hotels	625	(1)	625	(1)	—
68,780	(1)	68,780	(1)	—	Number of rooms	68,780	(1)	68,780	(1)	—
72.9%	(1)	69.8%	(1)	310 bps	Comparable System-Wide occupancy	75.2%	(1)	74.6%	(1)	60 bps
$65.01	(1)	$67.30	(1)	(3.4)%	Comparable System-Wide ADR	$67.90	(1)	$67.19	(1)	1.1%
$47.38	(1)	$46.98	(1)	0.9%	Comparable System-Wide RevPAR	$51.09	(1)	$50.11	(1)	2.0%

COMPARABLE COMPANY-OWNED OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited)

Three Months Ended						Twelve Months Ended
December 31,						December 31,
2018		2017		Variance		2018		2017		Variance
73.4%	(2)	70.7%	(2)	270 bps	Comparable Company-Owned Occupancy	75.5%	(3)	75.0%	(3)	50 bps
$66.73	(2)	$68.80	(2)	(3.0)%	Comparable Company-Owned ADR	$68.96	(3)	$68.05	(3)	1.3%
$48.97	(2)	$48.64	(2)	0.7%	Comparable Company-Owned RevPAR	$52.09	(3)	$51.05	(3)	2.0%

COMPANY-OWNED HOTEL OPERATING METRICS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(Unaudited)

Three Months Ended						Twelve Months Ended
December 31,						December 31,
2018		2017		Variance		2018		2017		Variance
73.3%	(4)	69.8%	(4)	350 bps	Company-Owned occupancy	75.4%	(4)	74.5%	(4)	90 bps
$66.56	(4)	$67.30	(4)	(1.1)%	Company-Owned ADR	$68.62	(4)	$67.19	(4)	2.1%
$48.79	(4)	$46.98	(4)	3.9%	Company-Owned RevPAR	$51.73	(4)	$50.09	(4)	3.3%

(1) Includes hotels owned, franchised or managed for the full three and twelve month periods ended December 31, 2018 and 2017.
(2) Includes 552 hotels owned and operated by the Company for the full three month periods ended December 31, 2018 and 2017.

(3) Includes 598 hotels owned and operated by the Company for the six month periods ended June 30, 2018 and 2017, 566 hotels owned and operated by the Company for the three month periods ended September 30, 2018 and 2017 and 552 hotels owned and operated by the Company for the three month periods ended December 31, 2018 and 2017.

(4) Includes results of operations based on the Company's ownership and operation of hotels during the periods presented, which is summarized below:

Date	Number of Hotels (Sold) Acquired	Number of Rooms	Number of Owned Hotels	Number of Owned Rooms
January 1, 2017	—	—	629	69,383
May 2017	(3)	(500)	626	68,883
May 2017	(1)	(103)	625	68,780
December 2017	(1)	(160)	624	68,620
February 2018	(25)	(2,430)	599	66,190
March 2018	(1)	(101)	598	66,089
May 2018	1	115	599	66,204
September 2018	(16)	(1,680)	583	64,524
September 2018	(16)	(1,776)	567	62,748
November 2018	1	107	568	62,855
November 2018	(14)	(1,369)	554	61,486
December 31, 2018	—	—	554	61,486

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2018	2017	Variance		2018	2017	Variance
$39,399	$40,150	(1.9)%	Net income	$211,756	$172,188	23.0%
6,858	18,793	(63.5)%	Income tax expense	42,076	59,514	(29.3)%
29,798	32,814	(9.2)%	Interest expense, net	124,870	129,772	(3.8)%
(813)	27	(3,111.1)%	Other non-operating (income) expense	(765)	(399)	91.7%
(168)	(559)	(69.9)%	Other income	(669)	(2,959)	(77.4)%
(879)	(11,870)	(92.6)%	Gain on sale of hotel properties	(42,478)	(9,973)	325.9%
—	4,812	n/a	Impairment of long-lived assets	43,600	25,169	73.2%
49,677	56,427	(12.0)%	Depreciation and amortization	209,329	229,216	(8.7)%
21,384	19,092	12.0%	General and administrative expenses	91,094	94,652	(3.8)%
796	542	46.9%	Loss on disposal of assets (1)	3,413	8,607	(60.3)%
(1,171)	—	n/a	Franchise and management fees	(3,310)	—	n/a
308	—	n/a	Other expenses from franchised and managed properties, net of other revenues	650	—	n/a
$145,189	$160,228	(9.4)%	Hotel Operating Profit	$679,566	$705,787	(3.7)%

$279,236	$297,363	(6.1)%	Room revenues	$1,237,311	$1,260,868	(1.9)%
5,161	5,142	0.4%	Other hotel revenues	21,871	21,857	0.1%
$284,397	$302,505	(6.0)%	Total room and other hotel revenues	$1,259,182	$1,282,725	(1.8)%

51.1%	53.0%	(190) bps	Hotel Operating Margin	54.0%	55.0%	(100) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO COMPARABLE HOTEL
OPERATING PROFIT AND COMPARABLE HOTEL OPERATING MARGIN
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2018	2017	Variance
Net income	$211,756	$172,188	23.0%
Income tax expense	42,076	59,514	(29.3)%
Interest expense, net	124,870	129,772	(3.8)%
Other non-operating income	(765)	(399)	91.7%
Other income	(669)	(2,959)	(77.4)%
Gain on sale of hotel properties	(42,478)	(9,973)	325.9%
Impairment of long-lived assets	43,600	25,169	73.2%
Depreciation and amortization	209,329	229,216	(8.7)%
General and administrative expenses	91,094	94,652	(3.8)%
Loss on disposal of assets (1)	3,413	8,607	(60.3)%
Franchise and management fees	(3,310)	—	n/a
Other expenses from franchised and managed properties, net of other revenues	650	—	n/a
Hotel operating profit of hotels not owned for entirety of periods presented (2)	(21,422)	(42,997)	(50.2)%
Comparable Hotel Operating Profit	$658,144	$662,790	(0.7)%

Room revenues	$1,237,311	$1,260,868	(1.9)%
Other hotel revenues	21,871	21,857	0.1%
Total revenues of hotels not owned for entirety of periods presented (2)	(54,753)	(102,593)	(46.6)%
Comparable total room and other hotel revenues	$1,204,429	$1,180,132	2.1%

Comparable Hotel Operating Margin	54.6%	56.2%	(160) bps

(1) Included in hotel operating expenses in the consolidated statements of operations.

(2) Comparable Hotel Operating Profit and Comparable Hotel Operating Margin include the results of 552 hotels owned and operated during the years ended December 31, 2018 and 2017.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2018	2017		2018	2017
$39,399	$40,150	Net income	$211,756	$172,188
29,798	32,814	Interest expense, net	124,870	129,772
6,858	18,793	Income tax expense	42,076	59,514
49,677	56,427	Depreciation and amortization	209,329	229,216
125,732	148,184	EBITDA	588,031	590,690
1,725	(1,497)	Equity-based compensation	7,724	7,552
—	4,812	Impairment of long-lived assets	43,600	25,169
(879)	(11,870)	Gain on sale of hotel properties	(42,478)	(9,973)
(19)	560	Other (income) expenses (1)	2,860	9,467
$126,559	$140,189	Adjusted EBITDA	$599,737	$622,905

(1) Includes loss on disposal of assets, non-operating income (expense), including mark-to-market impact of interest rate hedges and foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions. Loss on disposal of assets totaled $0.8 million, $0.5 million, $3.4 million and $8.6 million, respectively.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2018	2017
Net Income	$211,756	$172,188
Interest expense, net	124,870	129,772
Income tax expense	42,076	59,514
Depreciation and amortization	209,329	229,216
EBITDA	588,031	590,690
Adjusted Property EBITDA of hotels not owned for entirety of periods presented (1)	(21,422)	(42,997)
Equity-based compensation	7,724	7,552
Impairment of long-lived assets	43,600	25,169
Gain on sale of hotel properties	(42,478)	(9,973)
Other expense (2)	2,860	9,467
Comparable Hotel Adjusted EBITDA	$578,315	$579,908

(1) Comparable Hotel Adjusted EBITDA includes the results of 552 hotels owned and operated for the years ended December 31, 2018 and 2017.

(2) Includes loss on disposal of assets, non-operating income (expense), including mark-to-market impact of interest rate hedges and foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions. Loss on disposal of assets totaled $3.4 million and $8.6 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2018	2017		2018	2017
$(0.21)	$(0.26)	Net (loss) income per Extended Stay America, Inc. common share- diluted	$0.59	$0.41
$(38,946)	$(49,905)	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$112,864	$78,847
78,341	90,051	Noncontrolling interests attributable to Class B common shares of ESH REIT	98,876	93,325
48,307	55,232	Real estate depreciation and amortization	204,095	224,559
—	4,812	Impairment of long-lived assets	43,600	25,169
(879)	(11,870)	Gain on sale of hotel properties	(42,478)	(9,973)
(8,015)	(12,048)	Tax effect of adjustments to net (loss) income attributable to Extended Stay America, Inc. common shareholders	(34,517)	(56,883)
78,808	76,272	Funds from Operations	382,440	355,044
—	1,183	Debt modification and extinguishment costs	1,621	2,351
(1,208)	(42)	Other (income) expense (1)	(1,208)	314
204	(285)	Tax effect of adjustments to Funds from Operations	(70)	(639)
$77,804	$77,128	Adjusted Funds from Operations	$382,783	$357,070

$0.41	$0.40	Adjusted Funds from Operations per Paired Share- diluted	$2.02	$1.84

188,272	192,301	Weighted average Paired Shares outstanding – diluted	189,821	193,670

(1) Includes mark-to-market impact of interest rate hedges and certain other non-operating income.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended December 31,			Twelve Months Ended December 31,
2018	2017		2018	2017
$(0.21)	$(0.26)	Net (loss) income per Extended Stay America, Inc. common share - diluted	$0.59	$0.41
$(38,946)	$(49,905)	Net (loss) income attributable to Extended Stay America, Inc. common shareholders	$112,864	$78,847
78,341	90,051	Noncontrolling interests attributable to Class B common shares of ESH REIT	98,876	93,325
39,395	40,146	Paired Share Income	211,740	172,172
—	1,183	Debt modification and extinguishment costs	1,621	2,351
—	4,812	Impairment of long-lived assets	43,600	25,169
(879)	(11,870)	Gain on sale of hotel properties	(42,478)	(9,973)
(19)	560	Other (income) expense (1)	2,860	9,467
152	1,329	Tax effect of adjustments to Paired Share Income	(937)	(6,241)
$38,649	$36,160	Adjusted Paired Share Income	$216,406	$192,945

$0.21	$0.19	Adjusted Paired Share Income per Paired Share – diluted	$1.14	$1.00

188,272	192,301	Weighted average Paired Shares outstanding – diluted	189,821	193,670

(1) Includes loss on disposal of assets, non-operating income (expense), including mark-to-market impact of interest rate hedges and foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions. Loss on disposal of assets totaled $0.8 million, $0.5 million, $3.4 million and $8.6 million, respectively.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2018 (ADJUSTED) AND 2019 (OUTLOOK)
(In thousands)
(Unaudited)

Year Ended		Year Ending December 31, 2019
December 31, 2018		(Outlook)
(Adjusted) (1)		Low	High
$1,204,429	Total revenues	$1,230,000	$1,250,000

$211,756	Net income	$188,202	$212,310
124,870	Interest expense, net	126,000	126,000
42,076	Income tax expense	38,548	40,440
209,329	Depreciation and amortization	193,000	187,000
588,031	EBITDA	545,750	565,750
(21,422)	Adjusted Property EBITDA of hotels not owned for entirety of periods presented (1)	—	—
7,724	Equity-based compensation	8,250	8,250
43,600	Impairment of long-lived assets	—	—
(42,478)	Gain on sale of hotel properties	—	—
2,860	Other expense (2)	6,000	6,000
$578,315	Comparable Hotel Adjusted EBITDA	$560,000	$580,000

(1) 2018 results adjusted to reflect the results of 552 hotels owned and operated for the full year ended December 31, 2018.
(2) Includes loss on disposal of assets, non-operating income (expense), including mark-to-market impact of interest rate hedges and foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE YEARS ENDED DECEMBER 31, 2018 (ACTUAL) AND 2019 (OUTLOOK)
(In thousands, except per share and per Paired Share data)
(Unaudited)

Year Ended		Year Ending December 31, 2019
December 31, 2018		(Outlook)
(Actual)		Low	High
$0.59	Net income per Extended Stay America, Inc. common share- diluted	$0.43	$0.50

$112,864	Net income attributable to Extended Stay America, Inc. common shareholders	$80,721	$94,962
98,876	Noncontrolling interests attributable to Class B common shares of ESH REIT	107,465	117,332
211,740	Paired Share Income	188,186	212,294
1,621	Debt modification and extinguishment costs	—	—
43,600	Impairment of long-lived assets	—	—
(42,478)	Gain on sale of hotel properties	—	—
2,860	Other expense (1)	6,000	6,000
(937)	Tax effect of adjustments to Paired Share Income	(1,020)	(960)
$216,406	Adjusted Paired Share Income	$193,166	$217,334

$1.14	Adjusted Paired Share Income per Paired Share – diluted	$1.02	$1.14

189,821	Weighted average Paired Shares outstanding – diluted	189,821	189,821

(1) Includes loss on disposal of assets, non-operating income (expense), including mark-to-market impact of interest rate hedges and foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions.